Exhibit 99.1
Financial Statements
Direct Alliance Corporation
Year ended December 31, 2005 with Report of
Independent Certified Public Accountants

DIRECT ALLIANCE CORPORATION
Index to Financial Statements
December 31, 2005

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
The Board of Directors and management
Direct Alliance Corporation
We have audited the accompanying balance sheet of Direct Alliance Corporation (“the Company”) as of December 31, 2005 and the related statements of operations, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Alliance Corporation as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Denver, Colorado
August 28, 2006

DIRECT ALLIANCE CORPORATION
Balance Sheets

	December 31,
		2004
	2005	(unaudited)

ASSETS
Current assets:
Accounts receivable, net	$15,539,669	$12,480,968
Prepaids and other assets	302,037	500,697
Deferred tax assets	1,509,320	1,756,333

Total current assets	17,351,026	14,737,998

Long-term assets:
Property and equipment, net	32,593,331	32,392,449

Total long-term assets	32,593,331	32,392,449

Total assets	$49,944,357	$47,130,447

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$1,832,963	$1,505,187
Accrued employee compensation and benefits	3,078,555	3,054,011
Other accrued expenses	693,019	3,517,303
Deferred revenue	76,946	—
Current portion of capital lease obligation	155,182	169,232

Total current liabilities	5,836,665	8,245,733

Long-term liabilities:
Deferred tax liability	3,807,551	3,213,983
Capital leases, net of current portion	—	155,129

Total long-term liabilities	3,807,551	3,369,112

Total liabilities	9,644,216	11,614,845

Stockholder’s equity:
Common stock — $0.01 par value; 30,000,000 shares authorized; issued and outstanding as of December 31, 2005 and 2004	300,000	300,000
Retained earnings	40,000,141	35,215,602

Total stockholder’s equity	40,300,141	35,515,602

Total liabilities and stockholder’s equity	$49,944,357	$47,130,447

The accompanying notes are an integral part of these financial statements.

DIRECT ALLIANCE CORPORATION
Statement of Operations

Year Ended
December 31,
2005

Revenues	$77,443,452

Operating expenses:
Cost of services	60,071,879
Selling, general and administrative expenses	4,017,816
Depreciation and amortization expense	3,582,379

Total operating expenses	67,672,074

Income from operations	9,771,378

Other expense, net	79,650

Income before income taxes	9,691,728

Provision for income taxes	3,856,779

Net income	$5,834,949

The accompanying notes are an integral part of this financial statement.

DIRECT ALLIANCE CORPORATION
Statement of Stockholder’s Equity

				Total
	Common Stock		Retained	Stockholder’s
	Shares	Amount	Earnings	Equity
Balance as of December 31, 2004	30,000,000	$300,000	$35,215,602	$35,515,602
Net income	—	—	5,834,949	5,834,949
Dividend to Parent	—	—	(1,050,410)	(1,050,410)

Balance as of December 31, 2005	30,000,000	$300,000	$40,000,141	$40,300,141

The accompanying notes are an integral part of this financial statement.

DIRECT ALLIANCE CORPORATION
Statement of Cash Flows

Year Ended
December 31,
2005
Cash flows from operating activities:
Net income	$5,834,949
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,582,379
Deferred income tax provision	840,581
Gain on sale of property and equipment	(971)
Changes in assets and liabilities:
Accounts receivable, net	(3,058,701)
Prepaids and other assets	198,660
Accounts payable	620,030
Accrued employee compensation and benefits	24,544
Other accrued expenses	(2,824,284)
Deferred revenue	76,946

Net cash provided by operating activities	5,294,133

Cash flows from investing activities:
Purchases of property and equipment	(3,789,999)
Proceeds from sale of property and equipment	7,709

Net cash used in investing activities	(3,782,290)

Cash flows from financing activities:
Net change in bank overdraft	(292,254)
Payments on capital lease obligation	(169,179)
Dividend to Parent	(1,050,410)

Net cash used in financing activities	(1,511,843)

Increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—

Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of this financial statement.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
NOTE 1: OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Overview of Company. Direct Alliance Corporation (“Direct Alliance” or the “Company”), an Arizona Corporation, is a provider of outsourced direct marketing services to third parties in the United States (“U.S.”). Its focus is to provide outsourced marketing, sales and business process outsourcing solutions to large multinational clients. Direct Alliance is a wholly-owned subsidiary of Insight Enterprises, Inc. (“Parent” or “Insight”).
Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.
Concentration of Credit Risk. The Company is exposed to credit risk in the normal course of business, primarily related to accounts receivable. Historically, the losses related to credit risk have not been material. The Company regularly monitors its credit risk to mitigate the possibility of current and future exposures resulting in a loss. The Company evaluates the creditworthiness of its clients prior to entering into an agreement to provide services, and on an on-going basis as part of the processes for revenue recognition and accounts receivable.
Cash and Cash Equivalents. The Company considers all cash and investments with an original maturity of 90 days or less to be cash equivalents. As of December 31, 2005 and 2004 (unaudited), the Company had recorded bank overdrafts of approximately $129 thousand and $422 thousand, respectively which are included in Accounts Payable in the accompanying Balance Sheets.
Property and Equipment. Property and equipment are stated at cost less accumulated depreciation and amortization. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Amounts paid for software licenses and third-party-packaged software are capitalized.
Depreciation and amortization is computed on the straight-line method based on the following estimated useful lives:

Buildings and improvements	5 to 29 years
Computer equipment and software	3 to 10 years
Telephone equipment	5 to 10 years
Furniture and fixtures	7 years
The Company depreciates assets acquired under capital leases over the shorter of the expected useful life or the initial term of the lease.
During the year, the Company evaluates the carrying value of its Property and Equipment in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) to assess whether future operating results are sufficient to recover the carrying costs of these long-lived assets. Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. When an indication exists, the Company assesses the recoverability of the long-lived assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the estimated fair value of those assets. There was no indication of impairment during the year ended December 31, 2005.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
Software Development Costs. The Company accounts for software development costs in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 “Accounting for the Cost of Computer Software Developed or Obtained for Internal Use,” which requires that certain costs related to the development or purchase of internal-use software be capitalized. Capitalized software costs are included in Property and Equipment in the accompanying Balance Sheets. These costs are amortized over the expected useful life of the software, which is three years. During the year, the Company assesses the recoverability of its capitalized software costs in accordance with SFAS 144, based upon analyses of expected future cash flows of services utilizing the software. There was no indication of impairment during the year ended December 31, 2005.
Deferred Revenue. The Company records amounts billed and received, but not earned as Deferred Revenue in the accompanying Balance Sheets.
Fair Value of Financial Instruments. Fair values of current accounts receivable, accounts payable, accrued employee compensation and accrued expenses approximate their carrying amounts because of their short-term nature. Capital lease obligations carried on the Company’s Balance Sheets at December 31, 2005 and 2004 have a carrying value that approximate their estimated fair value.
Revenue Recognition. The Company’s outsourcing arrangements are primarily service fee based whereby net sales are based primarily upon a cost plus arrangement and a percentage of the sales price from products sold on behalf of the customer. These sales are recorded under the net sales recognition method in the period services are provided. Also, as an accommodation to select clients, the Company purchases product from suppliers and immediately resells the product to clients for ultimate resale to the client’s customer. These product sales (referred to as “pass-through product sales”) to the clients are transacted at little or no gross margin and the selling price to our client is recorded in net sales with the cost payable to the supplier recorded in cost of goods sold in accordance with Emerging Issues Task Force 99-19 “Reporting Revenue Gross as a Principal Versus Net as an Agent.”
Income Taxes. The Company accounts for income taxes in accordance with SFAS No. 109 “Accounting for Income Taxes” (“SFAS 109”), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Gross deferred tax assets may then be reduced by a valuation allowance for amounts that do not satisfy the realization criteria of SFAS 109.
For the year ended December 31, 2005, the Company is included in the consolidated federal return and the Arizona combined state tax return of Insight. For purposes of these financial statements, federal and state income taxes have been computed as if the Company’s tax provision and related liability had been calculated on a separate return basis.
Stock Option Accounting. The Company has elected to follow Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations in accounting for its employee stock options including SFAS No. 148 “Accounting for Stock-Based Compensation Transition and Disclosure” (“SFAS 148”). Under APB 25, because the exercise price of the Company’s employee stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), establishes an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected not to adopt SFAS 123 for expense recognition purposes.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
Pro forma information regarding net income is required by SFAS 123, and has been calculated as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s pro forma net income as if the Company had used the fair value accounting provisions of SFAS 123, is shown below for the year ended December 31, 2005:

Net income as reported	$5,834,949
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(19,495)

Pro forma net income	$5,815,454

There were no options granted in 2005.
Recently Issued Accounting Pronouncements. In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”), which replaces SFAS 123. SFAS 123R requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R in its first quarter of fiscal 2006. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost, and the transition method to be used at date of adoption. The transition methods include modified prospective and modified retrospective adoption options. Under the modified retrospective options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The modified prospective method requires that compensation expense be recorded at the beginning of the first quarter of adoption of SFAS 123R for all unvested stock options and restricted stock based upon the previously disclosed SFAS 123 methodology and amounts. The modified retrospective methods would record compensation expense beginning with the first period restated for all unvested stock options and restricted stock.
The Company is evaluating the requirements of SFAS 123R and has preliminarily estimated that the impact of adoption in 2006 will be $0 as the options are all vested at December 31, 2005.
In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 is to be effective as of the beginning of the first annual period beginning after December 15, 2006. FIN 48 defines the threshold for recognizing the tax benefits of a tax return filing position in the financial statements as “more-likely-than-not” to be sustained by the taxing authority. This is different than the accounting practice currently followed by the Company, which is to recognize the best estimate of the impact of a tax position only when the position is “probable” of being sustained on audit based solely on the technical merits of the position. The term “probable” is consistent with the use of the term in SFAS No. 5 “Accounting for Contingencies,” to mean that “the future event or events are likely to occur.”
The Company is currently studying the impact FIN 48 will have on its financial statements when adopted.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
NOTE 2: ACCOUNTS RECEIVABLE AND SIGNIFICANT CLIENTS
Accounts receivable, net consists of the following at December 31:

		2004
	2005	(Unaudited)
Accounts receivable	$15,539,669	$12,730,800
Less: allowance for doubtful accounts	—	(249,832)

Accounts receivable, net	$15,539,669	$12,480,968

The Company has three clients that contributed in excess of 10% of total revenue, all of which operate in the technology industry. The revenue from these clients as a percentage of total revenue for the year ended December 31, 2005 was as follows:

% of Total
Revenue
Client A	25%
Client B	28%
Client C	23%
Accounts receivable from these clients as of December 31, 2005 and 2004 was as follows:

		2004
	2005	(Unaudited)
Client A	$6,459,277	$—
Client B	$2,050,742	$7,783,681
Client C	$3,162,566	$2,389,960
The loss of one or more of its significant clients could have a material adverse effect on the Company’s business, operating results, or financial condition. The Company does not require collateral from its clients. To limit the Company’s credit risk, management performs ongoing credit evaluations of its clients and maintains allowances for uncollectible accounts, when necessary. Although the Company is impacted by economic conditions in the technology industry, management does not believe significant credit risk exists at December 31, 2005.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
NOTE 3: PROPERTY AND EQUIPMENT
Property and equipment consisted of the following at December 31:

		2004
	2005	(Unaudited)
Land, buildings and improvements	$23,385,958	$23,198,972
Computer equipment	3,361,205	3,256,330
Computer software	12,822,500	12,223,663
Telephone equipment	2,143,851	2,143,851
Furniture and fixtures	5,921,911	5,908,633
Construction-in-progress	4,595,054	2,164,605

	52,230,479	48,896,054
Less: Accumulated depreciation	(19,637,148)	(16,503,605)

	$32,593,331	$32,392,449

The Company has $338,463 of fixed assets purchased under a capital lease as of December 31, 2005 and 2004 (unaudited). Accumulated amortization of these fixed assets was $112,821 and $39,487 as of December 31, 2005 and 2004 (unaudited), respectively. Amortization expense of these fixed assets was $73,334 for the year ended December 31, 2005 and is recorded as a component of Depreciation and Amortization Expense in the accompanying Statement of Operations.
The net unamortized capitalized software, including amounts for internally developed software and software purchased from a third party, was $5,661,296 and $6,492,538 as of December 31, 2005 and 2004 (unaudited), respectively. Amortization expense of capitalized software was $1,430,079 for the year ended December 31, 2005 and is recorded as a component of Depreciation and Amortization Expense in the accompanying Statement of Operations.
NOTE 4: CAPITAL LEASE
The Company has one capital lease for software. The future obligation for this lease as of December 31, 2005 is $155,182.
NOTE 5: CONTINGENCIES
Legal Proceedings. From time to time, the Company may be involved in claims or lawsuits that arise in the ordinary course of business. Accruals for claims or lawsuits have been provided for to the extent that losses are deemed both probable and estimable. Although the ultimate outcome of these claims or lawsuits cannot be ascertained, on the basis of present information and advice received from counsel, it is management’s opinion that the disposition or ultimate determination of such claims or lawsuits will not have a material adverse effect on the Company.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
NOTE 6: INCOME TAXES
The components of the provision for income taxes for the year ended December 31, 2005 are as follows:

Current provision:
Federal	$2,511,238
State	504,960

Total current provision	$3,016,198

Deferred provision
Federal	$744,268
State	96,313

Total deferred provision	$840,581

Total provision for income taxes	$3,856,779

The following reconciles the Company’s effective tax rate to the federal statutory rate for the year ended December 31, 2005:

Income tax per U.S. federal statutory rate (35%)	$3,392,105
State income taxes, net of federal deduction	438,958
Other permanent differences	25,716

$3,856,779

The Company’s deferred income tax assets and liabilities are summarized as follows as of December 31:

		2004
	2005	(Unaudited)
Current deferred tax assets:
Accrued employee compensation and benefits	$393,924	$343,778
Allowance for doubtful accounts and other accruals	1,107,360	1,412,515
Other	8,036	40

Total current deferred tax assets	$1,509,320	$1,756,333

Long-term deferred tax liability
Depreciation and amortization	(3,807,551)	(3,213,983)

Total long-term deferred tax liability	(3,807,551)	(3,213,983)

Net	$(2,298,231)	$(1,457,650)

As required by SFAS 109, the Company periodically reviews the likelihood that deferred tax assets will be realized in future tax periods under the “more-likely-than-not” criteria. In making this judgment, SFAS 109 requires that all available evidence, both positive and negative, should be considered to determine whether, based on the weight of that evidence, a valuation allowance is required. As of December 31, 2005 and 2004 (unaudited), the Company determined that no valuation allowances were necessary.

DIRECT ALLIANCE CORPORATION
Notes to the Financial Statements For the Year Ended
December 31, 2005 and 2004 (Unaudited)
NOTE 7: STOCK COMPENSATION PLAN
Stock Compensation Plans. In May 2000, the Company established the Direct Alliance Corporation 2000 Long-Term Incentive Plan (“Direct Alliance Plan”). The total number of stock options initially available for grant under this plan, representing 15% of the outstanding shares of the Company’s common stock, was 4,500,000. The underlying shares are held by Insight. As of December 31, 2005, the number of stock options outstanding and available for grant under the Direct Alliance Plan was 2,042,500 and 2,457,500, respectively. The Company currently does not intend to grant additional stock options under the Direct Alliance Plan. As of December 31, 2005, none of the stock options have been exercised.
The Direct Alliance Plan, which is currently administered by the Company’s Board of Directors, includes provisions for granting of incentive awards in the form of stock options to the Company’s employees and directors as well as to officers and employees of Insight and corporate affiliates. The right to purchase shares under the stock option agreements currently outstanding vested 100% on May 5, 2005 and expire on May 5, 2006.
The following table summarizes the stock option activity under the Direct Alliance Plan:

		Weighted
	Number of	Average Price
	Shares	per Share
Outstanding as of December 31, 2004 (unaudited)	2,777,500	$1.42
Forfeitures	(735,000)	$1.42

Outstanding as of December 31, 2005	2,042,500	$1.42

There were 2,042,500 and zero options exercisable with a weighted average price per share of $1.42 and $0.00 as of December 31, 2005 and 2004 (unaudited), respectively.
The following table sets forth the exercise price range, number of shares, weighted average exercise price and remaining contractual lives as of December 31, 2005:

	Outstanding			Exercisable
			Weighted Average
Range of	Number	Weighted	Remaining	Number	Weighted
Exercise	of	Average	Contractual	of	Average
Price	Shares	Exercise Price	Life (years)	Shares	Exercise Price
$1.42	2,042,500	$1.42	0.3	2,042,500	$1.42

	2,042,500			2,042,500

NOTE 8: RELATED PARTY TRANSACTIONS
During the year ended December 31, 2005, the Company recognized $935,844 sales from Insight, which is reported as Revenue in the accompanying Statement of Operations. These sales had associated costs of $596,162, which are reported in Cost of Services in the accompanying Statement of Operations.
NOTE 9: SUBSEQUENT EVENT
On June 30, 2006, TeleTech Holdings, Inc. (the “Buyer”) acquired 100 percent of the outstanding common shares of the Company from Insight (the “Seller”), though certain real-estate assets were excluded from the sale. The preliminary purchase price was $46.5 million. The purchase agreement provides for the Seller to (i) receive a future payment of up to $11.0 million based upon the earnings of the Company for the last six months of 2006 exceeding specified amounts and (ii) pay the Buyer up to $5.0 million in the event certain clients of the Company do not renew, on substantially similar terms, their service agreements with the Company as set forth in the purchase agreement.